Exhibit 10.15
LEASE AGREEMENT
     THIS LEASE AGREEMENT made as of this 18th day of June, 2002, by and between Blount Realty Partners, Ltd. (“LANDLORD”) and Gulfstream International Airlines, Inc., a Florida Corporation (“TENANT”).
W I T N E S S E T H:
     LANDLORD desires to lease to TENANT and TENANT desires to rent from LANDLORD 545 N. W. 42nd Avenue, Miami, Florida 33126 (a/k/a Store(s) No(s) 3 at the Shops of LeJeune, see Exhibit A attached) (hereinafter referred to as the “Premises”), for the term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms, conditions and covenants hereinafter provided. The commercial property at 525 — 545 N. W. 42nd Avenue, Miami, Florida is hereinafter referred to as the “Shopping Center”.
     1. TERMS: The term of this Lease shall commence on August 1, 2002 (hereinafter referred to as the “Commencement Date”) and shall continue for three (3) years through July 31, 2005, unless sooner terminated or extended in accordance with the terms hereof.
     2. RENT AND ADDITIONAL RENT: The rent reserved under this Lease for the term hereof shall be and consist of:
     (a) During the first year of this Lease, TENANT shall pay to LANDLORD the sum of $3,958.00 per month, plus sales tax. The rent shall increase during each subsequent year of this Lease as follows:
          (I) $4,096.00 per month, plus sales tax commencing on August 1, 2003 for the second lease year (August 1, 2003 to July 31, 2004);
          (ii) $4,240.00 per month, plus sales tax commencing on August 1, 2004 for the third lease year (August 1, 2004 to July 31, 2005);
          Such rent always being paid in advance in equal monthly installments on the first (1st) day of each month. A lease year shall be each period of 12 calendar months beginning on the Commencement Date.
     (b) As additional rent during the term of this Lease, TENANT shall pay to LANDLORD an amount equal to TENANT’s Prorata Share of the real estate taxes for the Shopping Center in excess of the amount of the real estate taxes for the Shopping Center during the calendar year 2002. Furthermore, as additional rent during the term of this Lease, TENANT shall pay to LANDLORD an amount equal to the TENANT’s Prorata Share of all insurance premiums for the Shopping Center paid by LANDLORD in excess of the amount of insurance premiums for the Shopping Center paid by the LANDLORD during the calendar year 2002. Furthermore, as additional rent during the term of this Lease, TENANT shall pay to LANDLORD an amount equal to the TENANT’s Prorata Share of all assessments, special or otherwise, imposed against the Shopping Center. TENANT’s Prorata Share shall be the gross rentable area of the Premises divided by the gross rentable area of all the buildings at the Shopping Center on the last day of the calendar year for which the insurance premiums, taxes and assessments are being determined. For purposes of this Lease, TENANT’s Prorata Share is conclusively agreed to be 34.6 percent (1,900/5,500 = .346). Any amount payable by TENANT under this paragraph shall be deemed to be rent and shall be collectible and be paid as additional rent within fifteen (15) days after demand by LANDLORD.
     © All taxes in the nature of sales or use, now or hereafter assessed or levied by any taxing authority upon the payment of rent or additional rent, and which LANDLORD is required or permitted to collect from TENANT, shall be payable simultaneously with the payment of rent.
     All rent and additional rent due hereunder shall be paid to LANDLORD without demand, deduction or set off, at its office, or such agent or to such other place as LANDLORD may designate by notice to TENANT, in lawful money of the United States of America. LANDLORD may at any time, and at its option, require TENANT to pay the rent, additional rent and any other payment required to be made to LANDLORD under this Lease, in cash or cashier’s check. Rent shall be paid to:
BLOUNT REALTY PARTNERS, LTD.
1501 VENERY AVENUE, SUITE 217
CORAL GABLES, FLORIDA 33146
     Without limitation of any rights of LANDLORD under this Lease, any rent, additional rent or other payment not made within five (5) days after the date when due shall require payment of a late charge in an amount equal to five (5%) percent of the amount then due.
     3. DEPOSIT: TENANT, simultaneously with the execution and delivery of this Lease has deposited with LANDLORD the sum of $23,748.00, the receipt of which is hereby acknowledged, which sum shall be retained by LANDLORD as security for the payment by TENANT of the rents herein agreed to be paid by TENANT and for the faithful performance by TENANT of the terms, conditions and covenants of this Lease. It is agreed that LANDLORD, at LANDLORD’s option, may at any time apply said sum or any part hereof toward the payment of the rents and any other sum payable by TENANT under this Lease, and/or toward the performance of each and every one of TENANT’s covenants under this Lease, but such covenants and TENANT’s liability under this Lease shall thereby be discharged only pro tanto; that TENANT shall remain liable for any amounts that such sum shall be insufficient to pay; that LANDLORD may exhaust any or all rights and remedies against TENANT before resorting to said sum, but nothing herein contained shall require or be deemed to require LANDLORD to do so; that LANDLORD shall not be required to pay TENANT any interest on said security deposit. Promptly upon demand by LANDLORD, TENANT shall deposit with LANDLORD such additional sum as may be necessary to replace any amounts expended therefrom by LANDLORD pursuant to the provisions hereof, so that there shall always be a security deposit in the sum first set forth above. (See Addendum for additional conditions).

     4. USE: TENANT will use and occupy the premises for no use or purpose other than for an airline travel office.
     5. CONDITION OF PREMISES: TENANT acknowledges that it has had an adequate opportunity to inspect the Premises and that they are suitable for TENANT’s purpose. TENANT agrees to accept the Premises in their present “AS IS, WHERE IS” condition, except for work to be performed by the LANDLORD under Landlord’s work (Exhibit C, attached) of this lease. LANDLORD makes no representations or warranties relating to the fitness of the Premises for any purpose, including but not limited to TENANT’s intended use thereof. Nor does LANDLORD make any representations or warranties regarding the Premises’s compliance with applicable building and zoning codes, rules, laws and regulations for TENANT’s intended use.
     6. UTILITIES: TENANT agrees to pay for all utilities used and consumed on the Premises, including but not limited to gas, electricity, telephone, water and sewer charges and garbage and trash collection and removal services.
(See Addendum for electricity charge clause and water/sewer charge clause)
     7. TAXES: TENANT shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold or personal property of any kind owned by or placed in, upon or about the Premises by TENANT. Further, TENANT shall pay all applicable sales taxes due in connection with the operation of its business on the Premises.
     8. COMMON AREAS: TENANT, TENANT’s employees, guests and invitees, shall have a non-exclusive easement to use (in common with others) the automobile parking areas, existing from time to time, in the Shopping Center.
     9. ASSIGNMENT: Without the written consent of LANDLORD, first obtained in each case, TENANT shall not assign, sublet, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease during the term hereof, or sublet the Premises or any part thereof or permit the Premises to be occupied by any other persons. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than TENANT, LANDLORD may, at LANDLORD’s option, after default by TENANT, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as TENANT or a release of TENANT from the further observance and performance by TENANT of the covenant herein contained.
     10. ALTERATIONS AND REPAIRS: TENANT will, at TENANT’s sole cost and expense, keep the Premises in good repair and tenantable condition during the term of this Lease. By way of example and not by limitation, TENANT shall replace, at its expense, all broken or scratched glass in and about the Premises; TENANT is responsible for the maintenance and repair of all doors, windows and any existing aluminum hurricane shutters, and for exterminating services. TENANT will, at the termination of this Lease by lapse of time or otherwise, return the Premises to LANDLORD in as good condition as when received, ordinary wear and tear and acts of God excepted.
          The maintenance of the whole of the Premises, including without limitation the operation and maintenance of all electrical, mechanical, plumbing, heating, ventilating or air conditioning systems (including replacement of any air conditioning unit) and all other services shall be the sole responsibility of TENANT at TENANT’s expense. LANDLORD’s sole responsibility shall be the maintenance of the roof of the Premises. Notwithstanding the foregoing, if during the first lease year of this Lease the electrical, mechanical, plumbing, ventilation or air conditioning systems require replacement or because they are beyond repair, then in such event, LANDLORD shall be responsible for such required replacement. or repair.
          TENANT shall place no signs upon the Premises and shall make no alterations, additions, installations, substitutions, improvements or decorations in or to the Premises without the prior written consent of LANDLORD, which consent shall be subject to and upon such terms and conditions as LANDLORD may require and stipulate in such consent, including without limitation, (a) physical and spatial limitations, (b) governmental approvals, © payment, (d) bonding to guarantee the payment of contractors’ fees, (e) indemnification, (f) liens, and (g) designation of approved contractors and subcontractors. The cost of such work shall be born solely by TENANT. This clause shall not be construed to mean that LANDLORD shall allow any mechanics’ liens upon the Premises based upon work ordered by TENANT.
     11. DESTRUCTION OR DAMAGE: In the event that the Premises shall be destroyed or damaged or injured by fire or other casualty during the term of this Lease, whereby all or a part thereof shall be rendered untenantable, then LANDLORD shall have the right, to be exercised by notice to TENANT within thirty (30) days after casualty, to render such Premises tenantable by repairs within one hundred twenty (120) days therefrom subject to extension for delays faced by LANDLORD due to adjustment of insurance proceeds, labor trouble, governmental controls, so-called acts of God, or any other cause beyond LANDLORD’s reasonable control. If said Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, by written notice to the other, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. During any time that the Premises are untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall be abated.
          No damages, compensation or claim shall be payable by LANDLORD for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the building pursuant to this paragraph. If LANDLORD exercises its right to restore Premises, LANDLORD shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with TENANT’s use and occupancy.
          Notwithstanding any of the foregoing provisions of this paragraph, LANDLORD or the lessor of any superior lease or the holder of any superior mortgage, as defined hereinafter, is unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the building by fire or other cause, by reasons of some action or inaction on the part of TENANT or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against TENANT there shall be no abatement of TENANT’s rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.
          LANDLORD will not carry separate insurance of any kind on TENANT’s property and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same; to the extent that TENANT shall maintain insurance on TENANT’s property, LANDLORD shall not be obligated to repair any damage thereto or replace the same, except by negligence of LANDLORD.
     12. COMPLIANCE WITH LAWS, INSURANCE: TENANT shall, during the entire term of this Lease, comply with all statutes, ordinances, rules, orders, regulations, and requirements of the federal, state county, and city government, and of any and all their Departments and Bureaus applicable to said Premises, including without limitation, all building, zoning and environmental requirements, and shall also comply with all rules, orders and regulations of Southeastern Underwriters Association for the prevention of fires, all at TENANT’s own cost and expense. If by reason of any failure of TENANT to comply with the provisions of this paragraph, the rate of fire insurance with extended coverage on the building or equipment or other property of LANDLORD shall be higher than it otherwise would be, TENANT shall reimburse LANDLORD, on demand, for that part of the premiums for fire insurance and extended coverage paid by LANDLORD because of such failure on the part of TENANT. TENANT also agrees not to use the Premises for any purpose which would increase the cost of fire and extended coverage insurance on the building in which the Premises are located. Any use of the Premises which would increase such rate must be approved by LANDLORD before TENANT may use the Premises for such purpose. In the event the use to which the Premises occupied by TENANT are used, increases the insurance rates then TENANT shall pay to LANDLORD, as premiums are paid by LANDLORD, amounts equal to the increased caused by that situation, TENANT’s use and occupancy shall not vitiate the insurance contract.
     13. INSPECTION: LANDLORD shall have the right to enter the Premises during all reasonable hours to examine the same and to make such repairs as LANDLORD may deem necessary or appropriate and to exhibit the Premises to prospective tenants at any time during the last ninety (90) days of this Lease, or to prospective purchasers or mortgagees at any time during the term hereof with reasonable advance notice, and to put up “For Rent” or “For Sale” signs at any time during the last ninety (90) days of this Lease.
     14. DEFAULT; LANDLORD’S REMEDIES: All rights and remedies of LANDLORD herein enumerated shall be cumulative, and none shall exclude another or any other right or remedy provided by law.
          (a) If TENANT or any guarantor of this Lease shall become bankrupt or insolvent or unable to pay its debts as such become due, or file any debtor proceedings or if TENANT or any guarantor shall take or have taken against either party in any court pursuant to any statute either of the United States of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of TENANT’s or any such guarantor’s property, or if TENANT or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, then this Lease shall terminate and LANDLORD, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of TENANT, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.
          (b) If TENANT defaults in the payment of rent or any additional rent or in the prompt and full performance of any provisions of this Lease, or if the leasehold interest or TENANT’s business or fixtures of TENANT are levied upon under execution or attached by process of law, or if TENANT makes an assignment for the benefit of creditors, or if a receiver is appointed for any property of TENANT, or if TENANT abandons the Premises, then and in such event LANDLORD may, if LANDLORD so elects, but not otherwise, without any notice or demand whatsoever, forthwith terminate this Lease and TENANT’s right to possession of the Premises, or terminate only TENANT’s right to possession hereunder.
          © In the event of any default under this Lease, the entire rent for the remaining term of the Lease shall be immediately due and payable.
          TENANT agrees to pay the cost of collection and all attorney’s fees incurred by LANDLORD to collect any rent due hereunder or otherwise enforce the terms of this Lease, whether or not suit is instituted and including any appellate proceedings. Failure on the part of LANDLORD to promptly exercise any right hereunder shall not operate to forfeit or waive any of said rights.
     15. HAZARDOUS WASTE: TENANT warrants and represents that it has not and will not use or employ the Premises to handle, transport, store, treat or dispose of any hazardous waste or hazardous substances, whether or not it was generated or produced on the Premises; and TENANT further warrants and represents that any activity on or relating to the Premises shell be conducted in full compliance with all applicable laws.
          TENANT agrees to defend, indemnify and hold harmless LANDLORD against any and all Claims which LANDLORD may hereafter be liable for, suffer, incur or pay arising under any applicable laws and resulting from or arising out of any act, activity or violation of any applicable laws on the part of TENANT, its agents, employees or assigns, and against any and all Claims which LANDLORD may hereafter be liable for suffer, incur or pay resulting from or arising out of any handling, storage, treatment, transportation, disposal, release of threat of release of hazardous waste or hazardous substances from or on the Premises during the TENANT’s possession of the premises.
          Any violation on or breach of the provisions of this section shall be considered an event of default pursuant to this Lease.

          For purposes of this section, “Claims” shall include and mean all actions, causes of action, whether common law or statutory, remedies, demands, out-of-pocket costs, liability, charges, suits, judgments, expenses, damage, personal injuries, property damage, incidental or consequential damage, clean-up costs, civil penalties, attorney’s fees, litigation expanses, abatement costs, abatement and corrective injunctive relief, injunctive relief requiring removal and or remedial action, all costs of removal or remedial action and damages to natural resources.
          For purposes of this section, “hazardous waste” or “hazardous substance” shall include and mean any hazardous toxic, or dangerous waste, substance, or material, or any disposal, discharge, release, or threatened release, or any defined as such in (or for purposes of) the federal Comprehensive Environmental Response, Compensation, and Liability Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance, or material, as now or at any time hereafter in effect.
     16. SUBORDINATION: This Lease, and all rights of TENANT hereunder are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Premises now or hereafter existing and to all mortgages which may now or hereafter affect the Premises and to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and mortgages and spreaders and consolidations of such mortgages (which leases and mortgages are sometimes collectively referred to herein for convenience as the “superior lease” and “superior mortgage”). This paragraph shall be self-operative and no further instrument of subordination shall be required to make it effective, however, TENANT shall promptly execute and deliver any instrument reasonably requested to evidence such subordinations.
     17. INDEMNIFICATION: In consideration of the Premises being leased to TENANT by LANDLORD for the rentals herein specified, the TENANT agrees that TENANT at all times, will indemnify and keep harmless LANDLORD and its officers, directors, agents and employees from all losses, damages, liabilities and expenses (inducing reasonable attorney’s fees and court costs at trial and all appellate levels) whatsoever, incurred by reason of: (a) any injuries or damages to the persons or property of any persons, firms or corporations, consequent upon or arising from or out of any occurrence in, upon or at the Premises or from or growing out of the use or occupancy of the Premises by TENANT, its agents, employees, visitors or invitees, or occasioned wholly or in part by any act or omission of TENANT, its agents, employees, visitors or invitees, except when such injury or damage results from the gross negligence or willful misconduct of LANDLORD, (b) TENANT’s failure to comply with any of the terms and provisions of this Lease, © TENANT’s failure to comply with any laws, statutes, ordinances, rules, orders, codes or regulations as herein provided, or (d) any work or anything whatsoever done by the TENANT on or about the Premises or from transactions of the TENANT concerning the Premises.
     All personal property placed or moved into or unto the Premises shall be at the risk of TENANT or the owner thereof, LANDLORD shall not be liable to TENANT for any damage to said personal property. LANDLORD shall not be liable to TENANT, TENANT’s agents, employees, or invitees for any injury or damage that may result to any — property (including, without limitation, any of TENANT’s property) by or from any cause whatsoever, including, without limitation, any act or omission of any co-tenant or occupants of the Center or of any other entity or person whomsoever (without limiting the generality of the foregoing, whether caused by gas, fire, oil, electricity, bursting of pipes or defective construction or maintenance) in, on or about the Premises, or any part thereof, and TENANT covenants not to bring or abet any such action.
     In case LANDLORD shall be made a party to any litigation commenced by or against TENANT, then TENANT shall protect and hold LANDLORD harmless and shall pay al costs, expenses and reasonable attorney’s fees incurred or paid by LANDLORD in connection with such litigation and any appeal thereof.
     The indemnities in this Section 17 shall survive termination or expiration of this Lease.
     18. INSURANCE:
          (a) TENANT shall at all times during the term hereof keep in force, at its own expense, general liability insurance with companies acceptable to LANDLORD and naming as insured both LANDLORD and TENANT, with minimum limits of Two Million and 00/100 ($2,000,000.00) Dollars combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. This general liability policy shall include the Premises operations, products, contractual, and personal liability.
          (b) TENANT shall, during the entire term hereof, keep in force, at its own expense, a policy of insurance upon all the plate glass in the Premises, in which policy both LANDLORD and TENANT shall be named as parties covered thereby as their respective interest may appear.
          © TENANT shall, at all times during the term hereof, keep in force, at its own expense, fire insurance with extended coverage with companies acceptable to LANDLORD, equal to the replacement cost of TENANT’s betterments and improvements on the Premises, and naming LANDLORD as an insured, to the extent of such betterments and improvement.
          (d) TENANT will furnish LANDLORD, on or before TENANT takes possession, copies of policies or certificates of insurance evidencing coverages required by this Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of said policy or policies without first giving thirty (30) days prior written notice thereof to LANDLORD, and shall be issued by an insurance company rated A-10 or better.
     19. LIENS: TENANT herein shall not have any authority to create any liens for labor or material on LANDLORD’s interest in the Premises, and all persons contracting with TENANT for the doing of any work or the furnishing of any materials on or to the Premises, and all materialmen, contractors, mechanics and laborers, are hereby charged with notice that they must look to TENANT only to secure the payment of any bill for work done or material furnished during the term of this Lease. TENANT agrees to execute and deliver to LANDLORD, without charge, a memorandum of lease in recordable form, containing a confirmation that the interest of LANDLORD shall not be subject to liens for labor or material contracted for by TENANT.
          Should any mechanic’s or other lien be filed against the Premises or any part thereof for any reason whatsoever by reason of TENANT’s acts or omissions or because of a claim against TENANT, TENANT shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the date of such filing or be deemed to be in breach of this Lease. In no event shall anything contained in this Paragraph, or elsewhere in this Lease be deemed to subject LANDLORD’s interest in the Premises to the lien of any person doing work for or furnishing materials at the instance and request of TENANT.
     20. EXCULPATION; TRANSFER BY LANDLORD: TENANT agrees that it shall look solely to the estate and property of LANDLORD in the land and building of which the Premises are a part for the collection of any judgment (or any other judicial process) requiring the payment of money by LANDLORD in the event of any default or breach by LANDLORD with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by LANDLORD and no other property or estates of LANDLORD shall be subject to levy, execution or other enforcement procedures for the satisfaction of TENANT’s remedies.
          In the event that the interest or estate of LANDLORD in the Premises shall terminate by operation of law or by bona fide sale of the Premises or by execution or foreclosure sale, or for any other reason, then and in any such event LANDLORD shall be released and relieved from all liability and responsibility as to obligations to be performed by LANDLORD hereunder or otherwise. In such event LANDLORD’s successor shall as a condition of such sale or transfer become liable and responsible to TENANT in respect to all such obligations of LANDLORD under this Lease.
     21. NOTICES: Whenever notice shall be required or permitted herein, it shall be delivered by hand delivery or certified mail, with return receipt requested and shall be deemed delivered on the date shown on the delivery date on the return receipt or the date shown as the date same was refused or the postal service was unable to deliver same, as follows:

IF TO LANDLORD	BLOUNT REALTY PARTNERS, LTD. 1501 VENERA AVENUE, SUITE 217 CORAL GABLES, FLORIDA 33146

IF TO TENANT:	GULFSTREAM INTERNATIONAL AIR, INC. 1815 Griffin Road, Suite 400 Dania Beach, Florida 33004
or, to such other address as hereafter designated by the parties in a notice to the other.

     22. BROKERAGE: There is no broker involved in this transaction. Each party covenants, warrants and represent that no broker was involved in consummating this Lease, and each agrees to indemnify and hold the other harmless from and against any and all commissions, damages, costs and attorneys’ fees incurred as a result of the inaccuracy of this warranty.
     23. CONDEMNATION/EMINENT DOMAIN: In the event that all or substantially all of the Premises are taken through the exercise of the power of eminent domain or are purchased by any governmental or quasi-governmental authority having the right to exercise such power through a negotiated purchase and sale in lieu of formal condemnation proceedings, both of which events shall hereinafter be referred to as a “taking”, this Lease shall terminate as of the date of such taking and any rent or other charges paid by TENANT to LANDLORD pursuant to the Lease, which is then unearned, shall be returned to TENANT within thirty (30) days following TENANT’S vacation of the Premises. If part, but not all or substantially all, of the Premises are taken in the manner described above, and, in the sole and absolute discretion of the LANDLORD, such taking does not render the Premises unsuitable for their continued use by TENANT, this Lease shall continue in full force and effect without the abatement or reduction in rent or any other charges payable under the Lease by TENANT to LANDLORD. Should LANDLORD determine, however, in its sole and absolute discretion, that such taking has a materially adverse effect upon TENANT’S continued use and possession of the Premises, LANDLORD may either terminate the Lease by written notice to TENANT delivered not later than thirty (30) days subsequent to the date of taking, or reduce TENANT’S rent otherwise payable pursuant to the Lease, in an amount to be determined solely by LANDLORD, in which event the Lease shall not terminate but shall continue in full force and effect throughout the term specified therein.
     In addition to those rights granted to LANDLORD above, LANDLORD shall have the right, at its sole cost and expense, and at its discretion, to repair, restore, remodel and/or renovate the Premises in the event of a partial taking in order to restore the Premises and any buildings thereon to a complete architectural unit, in order to bring any buildings or improvements upon the Premises into compliance with applicable laws, rules and ordinances, or in order to cure or otherwise remedy the effects of a taking which affects parking or access.
     In the event of any taking described above (i.e. total, substantially total, or partially, all sums payable for the taking of all or any part of the Premises, whether designated as full compensation, damages, or otherwise, and whether paid as a result of a negotiated settlement either prior to, during or subsequent to formal condemnation proceedings, all of which forms of payment are hereinafter referred to as “awards”, and regardless of whether or not such awards represent compensation for the taking of land, site improvements, buildings, structures, leasehold improvements, fixtures, trade fixtures, special process systems, immovable personal property, or the value of intangible property, such as access rights or the benefits of any variances or non-conforming use ordinances, shall be and remain the sole and separate property of LANDLORD free from any claims or demands therefore, or for a portion of same, by TENANT who hereby assigns all of its right, title and interest in and to any such awards unto LANDLORD. TENANT accordingly waives, relinquishes and assigns unto LANDLORD all apportionment rights of TENANT to and in any award payable for the taking of all or any portion of the Premises and property more fully described above.

     Notwithstanding the foregoing, however, the provisions of this Paragraph Number 23 shall not serve to preclude TENANT from asserting a claim against the condemning authority or agency, but not against LANDLORD, for TENANT’S business damages resulting from any such taking or, should the Lease be terminated by LANDLORD in the manner described above, for TENANTS moving and relocation expenses. Should LANDLORD terminate this Lease as a result of a taking, TENANT shall also be entitled to remove from the Premises all of TENANT’S movable personal property.
     24. STATUTORY RADON DISCLOSURE: The following disclosure is required by Florida Statute Section 404.056(8):
RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who an exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.
     25. TIME IS OF THE ESSENCE: Time Is of the essence with respect to all obligations of the parties hereunder.
     26. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties hereto and all previous negotiations leading hereto, and it may be modified only by an agreement in writing signed and sealed by LANDLORD and TENANT.
     27. FEES AND OTHER CHARGES. Notwithstanding anything herein to the contrary, TENANT shall be responsible, at TENANT’s sole cost and expense, for the payment of all licenses, assessments, fines, fees or charges, including, but no limited to, impact fees and water and/or sewer connection charges, related to TENANT’s use or occupancy of the Premises when such costs become due and payable. TENANT, at TENANT’s sole expense, shall be responsible for bringing the Premises up to code for TENANT’s work, if necessary.
     28. NO OPTION. The submission by LANDLORD to TENANT of this Lease shall be deemed solely for TENANT’S consideration and not for acceptance. Such submission shall have no binding force or effect, shall not constitute an option for the leasing of the premises herein described, nor confer any rights or impose any obligations upon either party. The execution and return of this Lease by TENANT to LANDLORD shall be deemed TENANT’s offer to lease the Premises. This Lease shall have no binding force and effect unless and until TENANT and LANDLORD shall have executed this Lease and a duplicate executed original hereof shall have been returned by LANDLORD to TENANT.
     29. WAIVER OF JURY TRIAL: TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE. TENANT ACKNOWLEDGES THAT LANDLORD HAS BEEN INDUCED TO ENTER INTO THIS LEASE BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties have hereunto executed this instrument, the day and year first above written.

Signed, sealed and delivered in the presence of:

WITNESSES:	LANDLORD:

BLOUNT REALTY PARTNERS, LTD.

Print Name

BY:

NAME:

Print Name

TENANT:

GULFSTREAM INTERNATIONAL AIRLINES, INC.

/s/ Thomas P. Cooper

/s/ Elizabeth Lerner

Elizabeth Lerner Print Name

	BY:	Thomas P. Cooper

Sr. VP – Legal Affairs
	NAME:	Thomas P. Cooper

/s/ Hermila Perez

Hermila Perez Print Name

ADDENDUM (CONTINUED)
     IN WITNESS WHEREOF, the parties hereto have executed this Addendum on this 18 day of June, 2002.

WITNESSES:	LANDLORD:

BLOUNT REALTY PARTNERS, LTD.

/s/ David N. Blount, Jr.

/s/ Richard E. Suarez

Richard E. Suarez

Print Name

	BY:	Genera Partner

	NAME:	David N. Blount, Jr.

/s/ Rolando Navarrete

Rolando Navarrete

Print Name

TENANT:

GULFSTREAM INTERNATIONAL AIRLINES, INC., a Florida corporation

/s/ Thomas P. Cooper

/s/ Elizabeth Lerner

Elizabeth Lerner

Print Name

	BY:	Thomas P. Cooper

Sr. VP – Legal Affairs
	NAME:	Thomas P. Cooper

/s/ Hermila Perez

Hermila Perez

Print Name

Exhibit A
(Site Plan)
[DRAWING]

Exhibit B
(Sign Requirements)
1. All signs must be approved by the Landlord and located in designated sign space areas as directed by the Landlord.
2. Tenants will be permitted to use their logos, however, all signs will be individual channel letter type signs.
3. No Letter will exceed 30” in height and shall not be less than 12” in height.
4. Signs shall be comprised of a single row and the length of the entire sign shall not exceed 50 percent of the Tenant’s store frontage. Signs shall be centered.
5 No exposed lighting or box type signs will be permitted. Sign letters will have a Plexiglas front and back lighting.
6. Signs will have no moving parts or flashing lights.
7. All signs must meet requirements of the City of Miami and Tenant shall obtain all required permits from the City prior to installation.
8. The above are general guidelines and no signs may be installed by the Tenant without written approval of the Landlord.

Exhibit C
(Landlords Work)
The responsibilities between Landlord and Tenant shall be hereinafter set forth. Landlord’s Work shall be done at Landlords sole cost and expense in accordance with applicable building codes and in accordance with Landlord’s plans and specifications. Tenant’s Work shall be done at Tenant’s sole cost and expense in accordance with applicable building codes and be completed within thirty (30) days after completion of Landlord’s Work.
Landlord’s Work
The Leased premises are to be delivered by Landlord to Tenant in “as is” condition with the following exceptions. Landlord shall provide the following:
Storefront and door on west wall of building in accordance with Landlord’s plans and specifications.
Existing electrical service. Any increase in electrical service above existing service shall be installed and paid by Tenant. Meter and deposits to be paid by Tenant.
Signage wiring from panel exterior wall in accordance with Landlord’s plans and specifications.
Existing bathroom.
Any increase in water/sewer service above existing lines shall be installed by tenant. Meter and any deposits shall be paid by Tenant. Tenant shall also pay for meter connection and any impact fee.
Second Bathroom in accordance with Landlord’s plans and specifications.
Existing rear door
Existing Air Conditioning Unit in working order. Landlord will install additional ductwork, if needed, in accordance with Landlord’s plans and specifications.
Acoustical tile and ceiling, in accordance with Landlord’s plans and specifications.
Interior partitioning (as detailed on attached sketch)
Ceiling lighting fixtures. Standard 2 x 4 fixtures in accordance with Landlord’s plans and specifications.
$1 per square foot floor credit to be applied towards rent upon installation of Tenant flooring by Tenant.
Except for above, Property Is being leased “AS IS, WHERE IS” condition.

Tenants Work
Interior painting
Electrical, exclusive of wiring supplied by Landlord
Signage and wiring, exclusive of wiring supplied by Landlord
Security system
All other interior build out not included under Landlord’s work.

Exhibit C (continued)
All personal property, interior plumbing exclusive of supplied bathrooms, permits, license and insurance for all Tenant’s Work.
Insurance
Tenant and/or Tenant’s contractor or sub-contractors shall be required to provide in addition to the insurance required to be maintained by the Tenant, the following types of insurance and the following minimum amounts naming Landlord and any other persons having an interest in the said Shopping Center as additional insured as their interest may appear, issued by companies approved by the Landlord.
A.) Workmen’s Compensation coverage with limits of at least $500,000.00 for the employer’s liability coverage thereunder.
B.) Builder’s Risk-Completed Value fire and extended coverage covering damage to the construction and improvements to be made by Tenant in an amount at least equal to the estimated completed cost of said construction and improvements with 100% coinsurance protection.
C.) Automobile Liability coverage with bodily injury limits of at least $500,000.00 per person, $1,000,000.00 per accident and $500,000.00 accident property damage.
D.) Payment and performance bonds for 100% of the value of Work to be accomplished. All bonds

GUARANTY
     IN CONSIDERATION of the renting of the above Premises to the above named TENANT and the sum of Ten ($10) Dollars paid by the undersigned to LANDLORD, the undersigned hereby covenants and agrees to and with LANDLORD, and LANDLORD’s legal representatives, successors and assigns, that if default shall at any time be made by the said TENANT in the payment of the rent, any item of additional rent, or the performance of the covenants contained in the above named Lease on TENANT’s part to be paid or performed, the undersigned will pay the said rent, additional rent, or any arrears thereof that may remain due LANDLORD, and all damages that may arise as a result of the nonperformance of said covenants including court costs and attorney fees, without requiring notice of any such default from LANDLORD. This Agreement may not be modified, discharged or terminated orally or in any other manner than by an agreement in writing signed by both parties hereto or their respective successors or assigns.
Dated June       , 2002

WITNESSES:	GUARANTOR:

,

Thomas Cooper, Individually

Print Name

Print Name
DELETED

ADDENDUM
          This is an Addendum to that certain Lease Agreement dated June 18, 2002, by and between Blount Realty Partners, Ltd. (“LANDLORD”) and Gulfstream International Airlines, Inc., a Florida Corporation (“TENANT”).
1.) Electricity Charge: Electricity service for the demised premises, as of the date of the lease, is on a common meter with the adjacent Store No. 2. An on-demand meter monitors usage at the spaces (Store 2 and Store 3). The Landlord will furnish the Tenant with a monthly bill for electricity charges based on a pro-rata share of the total monthly charge. For purposes of this electricity tenant charge calculation, the pro-rata share for the demised premises is 51 percent (1,900 / 3,700 = 51). On a semi-annual basis, the Landlord will read the on-demand meter and make any adjustment based or actual electrical usage for the previous six month period. This monthly electrical charge and semi-annual electrical adjustment shall be considered additional rent under the terms of this lease. The Landlord shall have the option, but not the obligation to install a separate meter for each space (Store 2 and Store 3) in the future. If separate meters are eventually installed, this clause shall be void and the Tenant will be responsible for opening a segregated electricity account under the Tenant’s name and shall be responsible for all electricity charges and deposits associated with this account.
2.) Water and Sewer Charge: Water and sewer service for the demised premises, as of the date of the lease, is on a common meter with the adjacent Store No. 2. The Landlord will furnish the Tenant with a quarterly bill for water and sewer charges based on a pro-rata share of the total monthly charge. For purposes of this water and sewer tenant charge calculation, the pro-rata share for the demised premises is 51 percent (1,900 / 3,700 = .51). This quarterly water and sewer charge shall be considered additional rent under the terms of this lease. The Landlord shall have the option, but not the obligation to install a separate water meter for each space (Store 2 and Store 3) in the future. If separate meters are eventually installed, this clause shall be void and the Tenant will be responsible for opening a segregated water and sewer account under the Tenant’s name and shall be responsible for all water and sewer charges and deposits associated with this account.
3.) Rent Abatement Period: During only the first and second month of the first year of this lease, no rent will be due. All other terms and conditions of said lease will remain the same.
4.) Option Period: Provided the Tenant is current in rent and is not otherwise at that time in default, Tenant shall have the option to renew this lease for an additional term of two years (2) upon expiration of the initial lease term, upon the following terms and conditions:

Addendum (continued)
All of the terms, covenants and conditions of this Lease will apply during the option period, except for the rent which shall be as follows:
Year 1 of Option Period: $4,388.00 per month, plus sales tax commencing on August 1, 2005 for the first option year (August 1, 2005 to July 31, 2006);
Year 2 of Option Period: $4,541.00 per month, plus sales tax commencing on August 1, 2006 for the first option year (August 1, 2006 to July 31, 2007);
5) Notice in writing shall be given at least one hundred twenty (120) days in advance of the expiration of the term of this lease by the Tenant to Landlord of Tenant’s exercise of this option.
6) Security Deposit: If the Tenant is current in all rental payments and not in default under the terms of the lease at the end of the 18th month of the initial lease term, then Landlord shall refund $7,916.00 of the original security deposit to the Tenant. The refund shall be made in the form of a credit toward the Tenant’s rent payment for the 19th and 20th month of the lease. After the refund, the Tenant shall have a total sum deposited with the Landlord, as security deposit, of $15,832.00 All other terms and conditions pertaining to “Deposit” under Paragraph No. 3 of the lease shall remain in full force and effect.
7) A Delay in granting possession: If LANDLORD is unable to give possession of the Premises on the Commencement Date by reason of LANDLORD’s Work not being completed or for any other reason, an abatement of the rent to be paid hereunder shall be allowed to TENANT under such circumstance until LANDLORD gives possession of the Premises to TENANT; but nothing herein shall operate to extend the term of this Lease, and said abatement in rent shall be the full extent of LANDLORD’s liability to TENANT for any loss or damage to TENANT on account of said delay in obtaining possession of the Premises. If LANDLORD is unable to give possession of the Premises to TENANT within one hundred twenty (120) days after the Commencement Date, the TENANT shall have the right to cancel this Lease upon written notice thereof delivered to LANDLORD within ten (10) days after the lapse of said 120 day period. Upon such cancellation, LANDLORD and TENANT shall each be released and discharged from all liability under this Lease and any security deposit given by TENANT shall be returned.